SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934



                                 May 23, 2000
               Date of Report (Date of earliest event reported)



                            US AIRWAYS GROUP, INC.
            (Exact name of registrant as specified in its charter)

                                   Delaware
                (State or other jurisdiction of incorporation)


                   1-8444                          54-1194634
          (Commission File Number)     (IRS Employer Identification No.)


          2345 Crystal Drive, Arlington, Virginia          22227
         (Address of principal executive offices)       (Zip Code)


                               (703) 872-7000
            (Registrant's telephone number, including area code)







ITEM 5.  Other Events.

            On May 23, 2000, US Airways Group, Inc. ("US Airways"), UAL Corporation ("UAL") and Yellow Jacket Acquisition Corp., a wholly-owned subsidiary of UAL ("Merger Sub"), entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the Merger Agreement, and subject to the terms and conditions set forth therein, Merger Sub will be merged with and into US Airways, with US Airways being the surviving corporation (the "Merger"). On the effective date of the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of US Airways (other than shares owned by UAL, Yellow Jacket Acquisition Corp., US Airways or shareholders who elect to exercise appraisal rights under Delaware law) will be converted into the right to receive $60 in cash. Consummation of the Merger is subject to various conditions set forth in the Merger Agreement, including the receipt of regulatory approvals and approval by the stockholders of US Airways.

            A copy of the joint press release, dated May 24, 2000, issued by UAL and US Airways announcing the transaction, is attached hereto as
Exhibit 99.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the full text of such exhibit.

ITEM 7.  Financial Statements and Exhibits.

      (c)   The following exhibits are filed with this report:

      (99.1) Joint press release of US Airways Group, Inc. and UAL Corporation, dated May 24, 2000.



                                 SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                  US AIRWAYS GROUP, INC.


                  By: /s/ Anita Beier
                      ---------------------------
                      Name:  Anita Beier
                      Title: Vice President and Controller
                             (Chief Accounting Officer)



                  Dated: May 24, 2000






                               EXHIBIT INDEX


       (99.1) Joint press release of US Airways Group, Inc. and UAL Corporation, dated May 24, 2000.